                                                                       EXHIBIT 4

                             CAVALRY BANCORP, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF TENNESSEE

     COMMON STOCK                                                 CUSIP
                                                                 See Reverse For
                                                             Certain Definitions

THIS CERTIFIES THAT


is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE,
                                      OF

Cavalry Bancorp, Inc., a stock corporation incorporated under the laws of the State of Tennessee. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by his duly authorized attorney or legal representative upon the surrender of this Certificate properly endorsed. Such shares are non-withdrawable and not insurable. Such shares are not insured by the Federal government. The Certificate and shares represented hereby are issued and shall be held subject to all provisions of the Charter and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

          IN WITNESS WHEREOF, Cavalry Bancorp, Inc. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


          CORPORATE SECRETARY                                          PRESIDENT


                                                                  TRANSFER AGENT


                                    [SEAL]

                             CAVALRY BANCORP, INC.

          The shares represented by this Certificate are issued subject to all the provisions of the Charter and Bylaws of Cavalry Bancorp, Inc.
("Corporation") as from time to time amended (copies of which are on file with the Transfer Agent and at the principal executive offices of the Corporation).

          The Charter includes a provision which prohibits any person (as defined in the Charter) from directly or indirectly offering to acquire or acquiring the beneficial ownership of more than ten percent (10%) of any class of equity security of the Corporation, unless such offer or acquisition has been approved in advance by a two-thirds vote of the Corporation's continuing directors, as defined in the Charter. This provision does not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof, (ii) any proxy granted to one or more continuing directors, as defined, of the Corporation by a shareholder, or (iii) any employee benefit plans of the Corporation. Such provision contains certain other related restrictions, including a limitation on the voting rights of securities acquired in violation of the provision.

          The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

          The shares represented by this Certificate may not be cumulatively voted in the election of directors of the Corporation.

          Pursuant to the Charter the affirmative vote of the holders of at least 80% of the voting stock of the Corporation shall be required to approve certain business combinations and other transactions (unless a lesser percentage is permitted by the Charter), or to amend certain provisions of the Charter.

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations.

              TEN COM            -as tenants in common
              TEN ENT            -as tenants by the entireties
              JT TEN             -as joint tenants with right of survivorship and
                                  not as tenants in common
              UNIF GIFT MIN ACT  -______Custodian_______ under Uniform Gifts to Minors Act _________
                                  (Cust)         (Minor)                                    (State)

          Additional abbreviations may also be used though not in the above list

          For value received, _________________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------

________________________________________________________________________________

________________________________________________________________________________
   Please print or typewrite name and address, including postal zip code, of assignee
________________________________________________________________________________

________________________________________________________________________________
_________________________________ shares of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint __________________ _____________________________________________ Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated _________________
                                   ____________________________________
                                                 Signature

                                   ____________________________________
                                                 Signature

                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.